                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    Microfluidics International Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    Microfluidics International Corporation
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        ________________________________________________________________________

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

                    MICROFLUIDICS INTERNATIONAL CORPORATION
                                30 OSSIPEE ROAD
                          NEWTON, MASSACHUSETTS 02164

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

To Our Shareholders:

  The Annual Meeting of Shareholders of Microfluidics International Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 26, 1998, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts 02164, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

     The nominees the Board of Directors proposes to present for election are: Irwin J. Gruverman, James N. Little, Michael A. Lento and Vincent
     B. Cortina.

  2. To ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 1998.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only shareholders of record on the transfer books of the Company at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the meeting.

  Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

  All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Irwin J. Gruverman
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                          Secretary

Newton, Massachusetts
April 28, 1998

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                                PROXY STATEMENT

                            MEETING OF SHAREHOLDERS
                  OF MICROFLUIDICS INTERNATIONAL CORPORATION
                                 MAY 26, 1998

  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Microfluidics International Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 26, 1998, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts 02164, and at any adjournments thereof (the "Meeting").

  Only shareholders of record as of the close of business on April 6, 1998 will be entitled to notice of and to vote at the Meeting. As of that date, 5,142,054 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Shareholders are entitled to cast one vote for each share held of record.

  All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

  Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

  In addition to the election of directors, the shareholders will consider and vote upon a proposal to ratify the selection of auditors as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR these matters if no specification is indicated.

  The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1997, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement were first mailed to shareholders on or about April 28, 1998.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth as of April 6, 1998, the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL    PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1) OF CLASS(2)
   ------------------------------------                 ------------ -----------
   Irwin J. Gruverman(3)...............................   864,305       16.2%
    30 Ossipee Road
    Newton, Massachusetts 02164
   G.D. Searle & Co.(4)................................   600,000       11.7%
    Box 5110
    Chicago, Illinois 60680

--------
(1) Information with respect to beneficial ownership is based upon information furnished by such shareholder.
(2) Shares of Common Stock that a person or entity has the right to acquire within 60 days of April 6, 1998, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.
(3) Consists of (i) 242,300 shares of Common Stock, (ii) 197,500 shares of Common Stock subject to currently exercisable options, (iii) 324,505 shares of Common Stock owned jointly by Mr. Gruverman and his wife and
    (iv) 100,000 shares of Common Stock owned by Mr. Gruverman's wife. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife.
(4) Information with respect to beneficial ownership is based upon information furnished by G.D. Searle & Co. in a Form 4 filed with the Securities and Exchange Commission on January 5, 1994.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. The Company's By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is four. This number may be changed by resolution of the Board of Directors.

  Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See "Voting Procedures."

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN, MR. LITTLE, MR. LENTO AND MR. CORTINA AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth as to the present directors, the nominees for election at the Meeting and each executive officer: (i) name; (ii) age; and
(iii) present position(s) with the Company:

          NAME                           AGE                     TITLE
          ----                           ---                     -----
   Irwin J. Gruverman*..................  64 Chairman of the Board, Chief Executive Officer
                                              and Secretary
   Michael A. Lento*....................  47 President, Treasurer and Director
   James N. Little*.....................  57 Director
   Vincent B. Cortina*..................  60 Director

--------
* Nominee for Director

  IRWIN J. GRUVERMAN has served as the Chairman of the Board of Directors, Chief Executive Officer and Secretary of the Company since its inception in 1983. From the Company's inception in 1983 to February 1993, Mr. Gruverman served as its President. He also currently serves as the President of G&G Diagnostics Corp., an administrative services company, and as the General Partner of each of G&G Diagnostics Limited Partnerships I, II & III, human medical diagnostics venture capital investment partnerships, positions which he has held since 1990. See "Related Transactions." In addition, Mr. Gruverman currently serves on the Board of Directors of the following public companies:
North American Scientific, Inc.; InVitro International, Inc.; FiberChem International, Inc. and Endogen, Inc.

  MICHAEL A. LENTO has served as the President and Treasurer of the Company since September 1995 and has served as a director of the Company since May 1997. From August 1994 until August 1995, Mr. Lento served as the Vice President of Marketing of the Company. From November 1993 until August 1994, Mr. Lento, on a consulting basis, acted as the manager of the Company's cooperative venture with Catalytica, Inc. From 1992 until October 1993, Mr. Lento was the Chief Executive Officer of Medical & Scientific Enterprises, Inc., a developer and manufacturer of medical scanning and imaging equipment.

  JAMES N. LITTLE has served as a director of the Company since December 1995. Since 1981, Mr. Little has served as a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation, a manufacturer of scientific robotics equipment.

  VINCENT B. CORTINA has served as a director of the Company since May 1997. Mr. Cortina currently serves as a director of Advanced Monitors, Inc., a company which develops and manufactures a variety of medical equipment and instruments, a position he has held since 1990. In addition, since 1996, Mr. Cortina has been self-employed as a business consultant. Prior to that he served as President of Advanced Monitors, Inc. from 1990 to 1996.

COMPENSATION OF DIRECTORS

  Directors, with the exception of Mr. Gruverman and Mr. Lento, receive $1,000 per diem for each formal meeting of the Board of Directors and committee thereof for which they attend and are reimbursed for reasonable expenses incurred in attending such meetings. Mr. Little holds options to purchase 47,500 shares of Common Stock at an average exercise price of $1.85 per share. Mr. Cortina holds options to purchase 32,500 shares of Common Stock at an average exercise price of $2.10 per share. Messrs. Little and Cortina were granted the foregoing options pursuant to the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"), which automatically grants to each non-employee director of the Company who holds office at the beginning of each fiscal year an option to purchase 7,500 shares of the Company's Common Stock. Upon any non-employee director's first appointment to the Board of Directors, that director receives an automatic grant of an option to purchase 25,000 shares of the Company's Common Stock. Options granted pursuant to the 1989 Plan vest in four equal installments commencing six months from the date of grant and thereafter on the next three anniversaries of the date of grant. Options granted to Messrs. Lento and Gruverman under the Company's 1988 Stock Plan (the "1988 Plan") during the fiscal year ended December 31, 1997 are reported under "Executive Compensation--Option Grants in Last Fiscal Year."

  Additionally, pursuant to a Consulting Agreement (the "Consulting Agreement") dated as of January 1, 1997, Mr. Little was compensated in the amount of $7,500 for technical sales and marketing consulting services provided to the Company in 1997. The Company paid Mr. Little an additional $2,500 for other consulting services provided to the Company in 1997 which were not performed in connection with the Consulting Agreement.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors of the Company held two (2) meetings and acted by unanimous written consent on two (2) occasions during the fiscal year ended December 31, 1997. The Board of Directors of the Company has no standing nominating committee. Currently, the Compensation Committee, of which Messrs. Cortina, Little, and Gruverman are members, determines who should receive stock options under the Company's stock plans (except for the 1989 Plan, under which all grants are automatically made) and also reviews and approves employee remuneration. The Audit Committee, which currently consists of Messrs. Cortina, Little and Gruverman, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Compensation Committee held three (3) meetings and the Audit Committee held one (1) meeting during the fiscal year ended December 31, 1997. Ratification of the full Board of Directors is required with respect to decisions taken by either committee. During the fiscal year ended December 31, 1997, each of the directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is composed of Messrs. Cortina, Little and Gruverman. Messrs. Cortina and Little are not employees of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth current directors, nominees for director to be elected at the Meeting and each executive officer named in the Summary Compensation Table set forth on page 5, the positions currently held by each such person with the Company and the number and percentage of outstanding shares of Common Stock beneficially owned by each such person and by all current directors and executive officers as a group as of April 6, 1998.

                                                       AMOUNT AND NATURE
                             POSITIONS AND OFFICES       OF BENEFICIAL   PERCENT OF
                              WITH THE COMPANY(1)       OWNERSHIP(2)(3)    CLASS
                             ---------------------     ----------------- ----------
Irwin J. Gruverman...... Chief Executive Officer,            864,305(4)     16.2%
                          Chairman of the Board of
                          Directors and Secretary
Michael A. Lento........ President, Treasurer and            133,155(5)      2.5%
                         Director
James N. Little......... Director                             26,250(6)        *
Vincent B. Cortina...... Director                             12,500(7)        *
All current directors                                      1,036,210(8)     18.8%
 and executive officers
 as a group (4 persons).

--------
*  Less than 1%.
(1) Each individual is also a nominee for Director to be elected at the Meeting.
(2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.
(3) Shares of Common Stock that a person has the right to acquire within 60 days of April 6, 1998, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(4) Consists of (i) 242,300 shares of Common Stock, (ii) 197,500 shares of Common Stock subject to currently exercisable options, (iii) 324,505 shares of Common Stock owned jointly by Mr. Gruverman and his wife and
    (iv) 100,000 shares of Common Stock owned by his wife. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife.
(5) Consists of (i) 129,750 shares of Common Stock subject to currently exercisable options and (ii) 3,405 shares of Common Stock owned jointly by Mr. Lento and his wife.
(6) Consists of 26,250 shares of Common Stock subject to currently exercisable options.
(7) Consists of 12,500 shares of Common Stock subject to currently exercisable options.
(8) Includes 366,000 shares of Common Stock subject to currently exercisable options. See footnotes 4 through 7.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

  The Summary Compensation table shows compensation information for (i) the Chief Executive Officer, and (ii) the other executive officer of the Corporation who earned more than $100,000 in salary and bonus in 1997 (together with the Chief Executive Officer, the "Named Executive Officers") for services rendered in all capacities during the three fiscal years most recently ended.

                          SUMMARY COMPENSATION TABLE

                                                  LONG TERM
                          ANNUAL COMPENSATION  COMPENSATION(1)
                         --------------------- ---------------
                                                 SECURITIES
                                                 UNDERLYING
   NAME AND PRINCIPAL                               STOCK         ALL OTHER
        POSITION         YEAR  SALARY   BONUS    OPTIONS(#)    COMPENSATION(2)
   ------------------    ---- -------- ------- --------------- ---------------
Irwin J. Gruverman...... 1997 $ 95,000 $     0      20,000          $800
 Chairman of the Board
  of                     1996   75,040       0      41,000           --
 Directors, Chief
  Executive              1995   76,000       0      75,000           --
 Officer and Secretary
Michael A. Lento(3)..... 1997  125,000  10,000           0          $800
 President and Treasurer 1996   98,000   5,000      25,000           --
                         1995   91,227       0     180,000           --

--------
(1) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 1995, 1996 or 1997.
(2) Consists of the Company's matching contributions made under its 401(k) plan on behalf of each Named Executive Officer.
(3) Mr. Lento became an executive officer of the Company in September 1995.

OPTION GRANTS IN LAST FISCAL YEAR
  The following table sets forth information regarding each stock option granted during the fiscal year 1997 to each of the Named Executive Officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date of grant over the full term of the option.

                                       INDIVIDUAL GRANTS
                         -----------------------------------------------  POTENTIAL REALIZABLE
                                       PERCENT OF                        VALUE AT ASSUMED ANNUAL
                          NUMBER OF   TOTAL OPTIONS                       RATES OF STOCK PRICE
                         SECURITIES    GRANTED TO                           APPRECIATION FOR
                         UNDERLYING   EMPLOYEES IN  EXERCISE                 OPTION TERM(2)
                           OPTIONS       FISCAL     PRICE PER EXPIRATION -----------------------
     NAME                GRANTED (#)     YEAR(1)      SHARE      DATE      0%      5%      10%
     ----                -----------  ------------- --------- ---------- ------- ------- -------
Irwin J. Gruverman......   20,000(3)      39.6%       1.50    2/11/2001  $14,400 $24,000 $35,000
Michael A. Lento........      --           --          --           --       --      --      --

--------
(1) The Company granted options to purchase 50,500 shares of Common Stock to employees in the year ended December 31, 1997.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock.
(3) Options were granted pursuant to the 1988 Plan and vested immediately. Options terminate four years after the grant date, subject to earlier termination in accordance with the 1988 Plan and the applicable option agreement. The fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of The Nasdaq Stock Market on the trading day immediately preceding the grant date was $2.22 per share.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table summarizes for each of the Named Executive Officers unexercised options held at December 31, 1997. None of the Named Executive Officers exercised or held any stock appreciation rights. The value of unexercised in-the-money options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 1997 the last business day of the fiscal year. The closing price of the Company's Common Stock on the Nasdaq National Market on such date was $2.438.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                                    VALUE OF
                                                                   UNEXERCISED
                                                   NUMBER OF      IN-THE-MONEY
                                                  UNEXERCISED      OPTIONS AT
                                                   OPTIONS AT      FISCAL YEAR
                                                FISCAL YEAR END      END(1)
                                                ---------------- ---------------
                             SHARES
                            ACQUIRED    VALUE
NAME                       ON EXERCISE REALIZED VESTED  UNVESTED VESTED UNVESTED
----                       ----------- -------- ------- -------- ------ --------
Irwin J. Gruverman........   20,000    $14,400  197,500  62,500   N/A   $31,788
Michael A. Lento..........        0    $     0  129,750 116,250   N/A   $66,650

--------
(1) These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option.

EMPLOYMENT AGREEMENTS

  The Company entered into a letter agreement dated December 31, 1997 (the "Letter Agreement") with Irwin J. Gruverman, the Company's Chief Executive Officer, Chairman of the Board and Secretary, pursuant to which Mr. Gruverman's compensation for the 1998 fiscal year was established at $95,000.

COMPENSATION COMMITTEE REPORT

  This report is submitted by the Compensation Committee (the "Committee"), which is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. The Committee is composed of Messrs. Cortina, Little and Gruverman. Messrs. Cortina and Little are not employees of the Company. This report addresses the compensation policies for fiscal year 1997 as they affected Mr. Gruverman, in his capacity as Chief Executive Officer and Secretary of the Company, Mr. Lento, in his capacity as President and Treasurer of the Company and other executive officers of the Company.

 General Compensation Policy

  The Company's compensation policy for executive officers is designed to achieve the following objectives: (i) to enhance profitability of the Company and increase stockholder value (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative, leadership and achievement; and (iv) to provide competitive compensation that will attract and retain qualified executives.

 Executive Officer Compensation Program

  The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with other local companies who compete with the Company for prospective employees. The compensation program for executive offices consists of three elements: (1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of the Company and individual objectives; and (3) long-term incentive compensation, in the form of stock options, that are granted with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

 Base Salary

  Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Committee also reviews the Company's financial performance and individual performance when adjusting base salary annually.

 Bonus and Commission Compensation

  Bonus compensation is based on the Company's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and successes. Bonuses are awarded on an annual basis.

 Long Term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

  When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. The Committee may make performance-based grants throughout the year. In making such performance-based grants, the Committee considers individual contributions to the Company's financial, operational and strategic objectives.

 Chief Executive Officer Compensation

  In fiscal year 1997, the Company's Chief Executive Officer and Secretary, Irwin J. Gruverman, received a base salary of $95,000, which represents an increase of $19,960 over this 1996 base salary. This is consistent with the range of salary levels received by his counterparts in other local companies of comparable size and stage of development. Mr. Gruverman was granted an immediately exercisable stock option to purchase 20,000 registered shares of Common Stock of the Company at an exercise price of $1.50 per share. Mr. Gruverman did not receive a bonus for fiscal year 1997.

  In fiscal year 1997, the Company's President and Treasurer, Michael A. Lento, received a base salary of $125,000, which represents an increase of $27,000 over this 1996 base salary. This is consistent with the range of salary levels received by his counterparts in other local companies of comparable size and stage of development. Mr. Lento received bonus compensation of $10,000, which was determined based on corporate performance. Mr. Lento was not granted any stock options for fiscal year 1997.

 Certain Tax Considerations

  The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above will have an effect on the Company. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Committee's present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

                                          THE COMPENSATION COMMITTEE:

                                             Vincent B. Cortina
                                             James N. Little
                                             Irwin J. Gruverman

PERFORMANCE GRAPH

  The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on December 31, 1992 and ending on December 31, 1997 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of Nasdaq and the line of business index based on Standard Industry Classification Number 3559, Special Industry Machinery, N.E.C. (the "SIC Code Index"), which consists of other companies in the Special Industry Machinery group during such period. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.


                       [PERFORMANCE GRAPH APPEARS HERE]


                     ASSUMES $100 INVESTED ON JAN. 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

                                 1992    1993    1994    1995    1996    1997
                                ------- ------- ------- ------- ------- -------
Microfluidics International
 Corp.......................... $100.00 $200.00 $103.33 $ 51.67 $ 50.00 $ 65.00
SIC Code Index................. $100.00 $167.09 $204.97 $330.16 $304.79 $415.21
NASDAQ Market Index............ $100.00 $119.95 $125.94 $163.35 $202.99 $248.30

                             RELATED TRANSACTIONS

  The Company and G&G Diagnostics Corp. ("G&G"), a corporation of which Mr. Gruverman is the President, sole employee and sole stockholder, have entered into an agreement (the "Letter Agreement") whereby G&G leases space from, and makes payments to, the Company for rent and direct expenses based on quarterly invoices provided by the Company. The total amount paid to the Company by G&G for reimbursement of expenses in 1997 was approximately $74,125. Pursuant to the Letter Agreement, in 1998 G&G will lease space from, and make payments to, the Company for rent and direct expenses, and will reimburse the Company for services to be provided to G&G by an employee of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met, except for the following: (i) one late Form 3, filed by Vincent B. Cortina,
(ii) Irwin J. Gruverman failed to report the exercise of an option to purchase 20,000 shares of the Company's Common Stock in a timely filed Form 4; however, Mr. Gruverman has subsequently reported this transaction in a Form 5 for the year-ended December 1997; and (iii) Michael K. Hooker failed to report the grant of an option to purchase 7,500 shares of the Company's Common Stock; however, Mr. Hooker resigned from the Board of Directors on May 27, 1997 and this option terminated prior to any vesting.

                     RATIFICATION OF SELECTION OF AUDITORS

  On December 8, 1997, the Company dismissed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent auditor. Such decision was approved by the Company's Board of Directors and Audit Committee.

  Coopers & Lybrand's reports on the financial statements for the Company's fiscal years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Coopers & Lybrand during the 1995 and 1996 fiscal years and the subsequent interim periods on any matters of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreements in connection with its reports. In addition, there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K, during the 1995 and 1996 fiscal years and the subsequent interim periods.

  On December 8, 1997, the Company engaged Deloitte & Touche LLP ("Deloitte & Touche") as its new independent accountants for the Company's fiscal year ending December 31, 1997. During the 1995 and 1996 fiscal years and the subsequent interim periods, the Company did not consult with Deloitte & Touche on items which involved (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or
(iii) the subject matter of a disagreement or "reportable event."

  The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. The Board of Directors proposes that the shareholders approve this appointment, although such ratification is not required under Delaware law or the Company's Certificate of Incorporation or By-Laws. The affirmative vote of a majority of the shares, in person or represented by proxy, and entitled to vote at the Meeting is required to ratify such appointment. It is expected that a member of the firm of Deloitte & Touche LLP will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of Deloitte & Touche LLP is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  For all matters being submitted to stockholders at this Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker "non-votes", since they are not entitled to vote for the matter, have no effect on the vote.

                                OTHER BUSINESS

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

  If a shareholder desires to present a proposal for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company, such shareholder must submit such proposal in writing to the Company at the Company's principal executive offices not later than December 29, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, MICROFLUIDICS INTERNATIONAL CORPORATION, 30 OSSIPPEE ROAD, NEWTON, MASSACHUSETTS 02164.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some shareholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

                    MICROFLUIDICS INTERNATIONAL CORPORATION

     THIS PROXY IS BEING SOLICITED BY MICROFLUIDICS BOARD OF DIRECTORS

     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 28, 1998, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, May 26, 1998, at the offices of the Corporation located at 30 Ossipee Road, Newton, MA, and hereby appoints Irwin J. Gruverman and Michael A. Lento, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Microfluidics International Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.


     THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE)

     NOMINEES:  IRWIN J. GRUVERMAN  MICHAEL A. LENTO  JAMES N. LITTLE
                VINCENT B. CORTINA

     SEE REVERSE SIDE FOR BOTH PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.



                                                              (SEE REVERSE SIDE)
                                                              ------------------



                   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.


     The Board of Directors recommends a vote FOR Proposals 1 and 2.

     1.  ELECTION OF DIRECTORS              FOR  [ ]     WITHHELD  [ ]

     NOMINEES:   IRWIN J. GRUVERMAN   MICHAEL A. LENTO   JAMES N. LITTLE
                 VINCENT B. CORTINA

             _____________________________________________________
                    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.


     2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

        [ ]  FOR                  [ ]  AGAINST            [ ]  ABSTAIN


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                              PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.



                       SIGNATURE:__________________________ DATE________________

                       SIGNATURE:__________________________ DATE________________